Exhibit 99.B(p)(16)

Do the right thing Hendrik du Toit Chief Executive Officer “At Ninety One, people are at the heart of our business. We make one request of our people — we ask that they do the right thing.”

Do the right thing Our culture This one over-riding value is the foundation of our culture and informs every decision that our people make, as well as our strong sense of purpose. This allows us to trust our people and to give them freedom to create and to be themselves. This in turn nurtures a culture where we can collectively achieve without sacrificing our individual selves. We ask our people to do the right thing in all moments. We see nine key spheres where we can articulate the purpose and relevance of this simple value.

Do the right thing Do the right thing for our clients The success of our business is dependent on clients being able to trust us unquestionably. Do the right thing for our business Our distinctive culture is a source of competitive advantage, as well as being a foundation for enduring investment performance and outstanding client service. Do the right thing for our regulators We have zero tolerance in relation to unlawful or unethical conduct.

1 Trust Do the right thing Our clients expect ethical and honest behaviour from all of us, and the success of our business is strengthened when clients know we will always do the right thing. Do the right thing for our clients POLICIES Complaints Policy Data Protection and Privacy Policy Personal Account Dealing (PAD) Policy Third Party Benefits Policy Outside Business Interests Policy i. We must always put our clients’ interests before those of Ninety One’s and our own personal interests. It is our collective responsibility to ensure that our clients are always treated ethically and fairly, and that we display integrity and moral strength at all times. Conflicts of interest can arise at any time and your actions can directly impact our clients and our business. A breach of our policies or our expectations of you can damage our brand and reputation, as well as yours. It may also erode the hard work we have all committed to building our clients’ trust over the years. ii. Understanding and following the regulated environment in which we conduct our business, and our clients conduct their business, is a key to maintaining their trust. You are expected to complete your mandatory training and declarations on time and adhere to our Compliance policies. These are just a couple of areas where your behaviour can evidence your understanding of this. iii. Treating customers fairly is not just a regulatory requirement, but a core part of our purpose. Our clients expect fair and honest behaviour from all of us, and the success of our business is dependent on our clients being able to unquestionably trust us. It is what our clients deserve when they entrust us with their money. iv. We have a duty to protect our client’s data and we should treat their data as if it were our own. Misuse of client data or confidential information could lead to poor outcomes for our clients, reputational damage, as well as regulatory or legal action against Ninety One.

2 Culture Do the right thing Our distinctive culture is a source of competitive advantage, as well as being a foundation for enduring investment performance and outstanding client service. Do the right thing for our business i. We are a people business, so the way you work, behave and communicate form part of our unique culture. Our distinctive culture is a source of competitive advantage, as well as being a foundation for enduring investment performance and outstanding client service. We rely on you to take this thought into your day, each day, and to understand how much it matters. You have chosen to be a part of our purpose and story, and in doing so, you must respect where we have come from and where we are going. ii. We rely on you to embody and promote our culture through your relationships and interactions with each other, our clients, our prospective clients, our shareholders and anyone else you engage with whilst representing us. iii. We promote an entrepreneurial spirit and empower you with the freedom to create and to be yourself. We strongly encourage open and honest conversations to ensure that our diverse voices and thoughts are valued. Our individual expressions, collective ambition and team strength are what makes us who we are. iv. Your conduct outside of work also matters, as any action which calls into question your integrity or decency can negatively impact your career and our business. We expect the highest standards of conduct, as do our stakeholders, wherever you are in the world. POLICIES Anti-Bribery and Corruption Policy Anti-Money Laundering Policy Competition Policy Conflicts of Interest Policy

3 Conduct Do the right thing Do the right thing for our regulators We have zero tolerance for unlawful or unethical conduct. i. We have zero tolerance for unlawful or unethical conduct and this is articulated in our compliance policies. Our five Conduct Principles should guide every dealing you have, as these underpin everything we (and our regulators) expect from you. They can be found in the Conduct Risk Policy and you are asked to attest to these every year. ii. There are other key areas where our regulators require cast iron compliance. These are around gifting and entertaining, financial crime, conflicts of interest, personal account dealing and whistleblowing. Understanding the principles behind these policies will help you see why your adherence truly matters, and why any serious transgression is likely to be dealt with under our disciplinary procedure. iii. We treat any form of malpractice as extremely serious due to its potential impact on our clients and business. If you become aware of any malpractice internally, or within any of our counterparties or clients, we ask you to Speak Up - you are our eyes and ears. iv. You can be reassured that you will be protected from any act of retaliation or victimisation as a result of raising a concern – that is our promise. POLICIES Communication and Recording Policy Market Conduct Policy Whistleblowing Policy Conduct Risk Policy

Do the right thing Do the right thing for each other Do the right thing for your team Do the right thing for yourself Respect for the dignity and worth of the individual is at the core of our values. We all have the right to work in an environment that is free from discrimination, harassment, less favourable treatment or victimisation. We aim to develop strong people leaders, who can manage and grow our talent, driving high levels of engagement and success. We encourage intellectual curiosity, ambition, personal and professional development, and you ultimately being the best version of yourself.

4 Leadership Do the right thing Do the right thing for your team We aim to develop strong people leaders, who can manage and grow our talent, driving high levels of engagement and success. i. We aim to develop strong people leaders, who can manage and grow our talent, driving high levels of engagement and success. Being a leader comes with responsibility. Those who hold positions of influence and authority are trusted by us to lead by example and to demonstrate their enhanced level of responsibility through their actions and communications. ii. Leadership does not just refer to people managers, our culture encourages all of us to act and think like an owner. Each team member has a collective responsibility to encourage curiosity and ambition, discourage and correct poor conduct, champion our internal policies, complete mandatory training on time, and embody the highest standards of behaviour. Giving and seeking honest and constructive feedback directly is to be encouraged – this should be part of an ongoing discussion rather than saved for the annual review. iii. Strong leadership and high performing teams also means embodying our thinking on diversity, inclusion and equal opportunities in the way we manage and grow our teams. This is why leaders are held accountable and assessed on their achievements in managing diversity in their teams. iv. This responsibility also extends to social activities that we organise (and encourage you to organise) outside work. We are people focused and are unapologetic about our belief in the benefits that social events, team- building opportunities and offsites offer. We see them as a positive way for you engage with each other in an informal environment, and to have some fun too. We will always support these initiatives and your participation is up to you. We expect that our core values of respect and dignity will be present whether in the office or at a social event. POLICIES Dignity at Work Policy (US) Equality Policy (Global ex US) Equality Policy (US)

5 Respect Do the right thing Do the right thing for each other Respect for the dignity and worth of the individual is at the core of our values. We all have the right to work in an environment that is free from discrimination, harassment, less favourable treatment or victimisation. i. Respect for the dignity and worth of the individual is at the core of our values. We all have the right to work in an environment that is free from discrimination, harassment, less favourable treatment or victimisation. This is behaviour that we simply do not tolerate and we ask and authorise you to speak up so that we can tackle these issues head on. We expect you to treat everyone with respect and dignity, and in the way that you would like and expect to be treated. ii. We strive to create an environment where our people have freedom to be themselves and the opportunity to build a successful career. We are committed to diversity and inclusion, and equal opportunities for everyone. We work hard to make people of all backgrounds, cultures, beliefs and perspectives feel welcome and valued. We respect your uniqueness and individual perspective, and know that our collective ambition and positivity, combined with the value we place on different perspectives and experiences, makes Ninety One a unique place to work. Our employee networks are created and supported by you and are essential for creating an inclusive working environment for everyone. iii. We expect you to perform both in terms of results you deliver and the quality of your relationships. These are measures of our culture and of your success. iv. We ask you to approach all of your relationships with positive intent. We encourage direct and honest discussion, but in this context it’s important to remember and respect invisible boundaries – what you may think or intend to be directness, a joke or banter may not be received in that way. Be mindful of the feelings and perceptions of others. v. We recruit people who we believe will thrive in our business. This means that you are likely to work with people who are similarly motivated, ambitious and decent. A lot of us are lucky enough to count our colleagues as friends. From this, we appreciate that closer relationships can develop, but we have to avoid favouritism and decisions being based on emotions or close relationships, rather than being made in the best interests of our clients and our business. vi. We respect your right to a private life and recognise that colleagues that work together may form close personal relationships. While we do not wish to interfere in your personal life, we require you to disclose to Human Capital any relationship that: creates a conflict of interest (for example, a direct or indirect reporting line); is imbalanced in seniority; crosses an information barrier (confidential/business sensitive information); you may reasonably expect Human Capital should be notified. We trust your judgment on the point at which you should make the disclosure. This requirement is in place to protect you, your respective reputations and the business. POLICIES Dignity at Work Policy (US) Disciplinary procedure (Global ex-US) Equality Policy (Global ex US) Equality Policy (US) Grievance procedure (Global ex-US) Ninety One Inspire

6 to create Freedom Do the right thing Do the right thing for yourself We encourage intellectual curiosity, ambition, personal and professional development. Ultimately, we want you to be the best version of yourself. Prioritising your physical, mental and financial wellbeing matters to us. i. We want you to succeed. We encourage intellectual curiosity, ambition, personal and professional development. Ultimately, we want you to be the best version of yourself. ii. You’ve worked hard to be here and you owe it to yourself to refrain from engaging in any conduct that won’t make you (or those you care about) feel proud. In short, think before you act or interact, as your conduct is an expression of our culture. iii. We encourage your learning and development, and are also supportive of you gaining experiences and qualifications inside and outside of work. Involve us in your thoughts and ambitions if you think we can support you. iv. We offer generous annual leave. We offer it because we want you to take it. Time away from work is critical for your health and wellbeing, as well as your pursuit of other activities and time with your family and friends. v. Our working environment is demanding, regardless of our role or responsibilities. We recognise that your circumstances outside of work impact you too. Prioritising your physical, mental and financial wellbeing matters to us. That’s the purpose of our Ninety One Wellbeing network. Our culture promotes and encourages openness around your health and wellbeing, as your wellness brings significant benefits to us too. You can use our Employee Assistance Programmes and our private medical plans for support. vi. If you are unwell or concerned about someone else, please speak to your team leader or Human Capital as we will always explore ways to offer support. POLICIES Global Health and Safety Framework and Policy Ninety One Wellbeing

Do the right thing Do the right thing for our environment Do the right thing for our society Do the right thing for your family We are dedicated to building a better world for our clients, our people and for our communities. Doing the right thing for our global and local communities is our collective and individual responsibility. We value what matters to you in life.

POLICIES Annual sustainability report 2020 TCFD Report Bio Carbon Partners Giki Zero 7 world Better Do the right thing Do the right thing for the environment We are dedicated to sustainability and the protection of our environment. i. Sustainability is a key part of our purpose. We are dedicated to building a better world for our clients, our people and for our communities. We aim to deliver on our commitment through three pillars: Invest, Advocate and Inhabit. ii. We invest responsibly for a more sustainable future on behalf of our clients. As well as managing our clients’ assets responsibly, we also proactively engage with clients and shareholders about sustainability. iii. We believe that change starts at home and that the way we inhabit our own ecosystem matters. We rely on you to take initiative and responsibility for this in every way that you can. This extends to the way you inhabit our offices and structure your working practices; your sense of responsibility towards energy, waste and water; and knowing the relevance of the ethics and attitudes of those that we choose to partner with. iv. The global nature of our business means that you may be required to travel for work. When planning this travel, you should ensure that your business travel plans are sustainable and essential. You should consider how reasonably and responsibly you are using our resources and the world’s resources. We ask you to consider the most appropriate option, that works for your safety and wellbeing, as well as your work demands on arrival.

8 back Giving Do the right thing Do the right thing for our society Doing the right thing for our global and local communities is our collective and individual responsibility. POLICIES Tusk Awards The Changeblazers Bursary Scheme i. Doing the right thing for our global and local communities is our collective and individual responsibility. We encourage you to speak up and stand up for what aligns with your conscience and sense of civic duty outside of Ninety One. Opening your eyes and your minds to the injustice and inequality that surrounds you and identifying where you can proactively instigate change (however small) is where progress begins. ii. We care deeply about giving back and are highly supportive of a number of charitable causes, as you will see in our work in conservation and with communities globally. We respect that there are causes which are significant to you. That’s why we are open to hearing your ideas on additional charities that we could support. We are also very supportive of you seeking donations for your charitable efforts from our global community. iii. We offer everyone two days of paid charity leave a year, so you can devote your time, on our time, to whatever this may involve. We trust your judgment here, but if you need any guidance, speak to Human Capital.

POLICIES Family leave entitlements Human Capital Policies Ninety One Wellbeing 9 Trust Do the right thing Do the right thing for your family We value what matters to you in life. We support you and your family through our generous benefits, which are designed to promote a healthy work-life balance. i. We value what matters to you in life. We place a greater emphasis on productivity driven by collaboration and connectivity, than on presenteeism and operate on trust when it comes to our people. This trust enables us to promote a working environment that is flexible and responsive to your needs where we can. ii. We support your family time and wellbeing through our generous benefits, which are designed to promote a healthy work-life balance, as well as financial and personal wellbeing. We understand that everyone has interests and demands that extend outside of work, and we do our best to support our people to achieve a healthy balance between work and personal demands. iii. We offer a generous family leave policy for new parents, which is six months’ full pay and applies globally. We also recognise the challenge of returning to work after a period of parental leave and support parents through this transition. iv. We recognise that it’s not only new parents that need flexibility at times. If you have caring responsibilities for a member of your immediate family, and you are unable to attend or remain at work due to their needs, you may be able to take time off work to take care of them. We also appreciate that you may need to take compassionate leave in the event of illness, injury or death of a close person. We offer paid leave in these circumstances, so please speak to your manager and/or Human Capital. v. Many of our wellbeing benefits can be enjoyed by your immediate family. If you or anyone in your immediate family needs support and you think we might be able to help, please speak to Human Capital as we are always open to helping you where we can.